SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K
                                 Current Report
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                 August 26, 1998

                           CORNERSTONE PROPERTIES INC.
             (Exact name of registrant as specified in its charter)

               Nevada                0-10421             74-2170858
  (State or other jurisdiction of  (Commission         (IRS Employer
          incorporation)           File Number)     Identification No.)

                           Cornerstone Properties Inc.
                                    Tower 56
                              126 East 56th Street
                               New York, NY 10022
                    (Address of principal executive offices)

                                 (212) 605-7100
                         (Registrant's telephone number,
                              including area code)

    Item 2. Acquisition or Disposition of Assets
            ------------------------------------

            The press release issued by the Registrant regarding the acquisition of One Memorial Drive, dated April 27, 1998, a copy of which is included with this Form 8-K as Exhibit 99.1, is incorporated herein by reference.

            The press releases issued by the Registrant regarding the acquisition of 201 California Street and Wilshire Palisades, dated February 25, 1998 and June 9, 1998, copies of which are included with this Form 8-K as Exhibit 99.2 and 99.3, are incorporated herein by reference.


    Item 7. Financial Statements and Exhibits.
            ----------------------------------

(a) Included  herewith are the following  financial  statements  reflecting  the
    acquisition of One Memorial  Drive, 201  California   Street  and  Wilshire
    Palisades (the "Properties").


    One Memorial Drive
    ------------------

    Report of Ernst and Young LLP, Independent Accountants,
    dated June 12, 1998                                                      F-2

    Statement of Revenues and Certain Expenses for the year ended
    December 31, 1997 and for the three months ended March 31, 1998          F-3

    Notes to Statement of Revenues and Certain Expenses for the year
    ended December 31, 1997                                                  F-4


    201 California Street (or California Front Building)
    ----------------------------------------------------
    Report of Arthur Andersen LLP, Independent Accountants,
    dated June 30, 1998                                                      F-8

    Statement of Revenue and Certain Expenses for the year ended
    December 31, 1997 and for the five months ended May 31, 1998             F-9

    Notes to Statement of Revenue and Certain Expenses for the year
    ended December 31, 1997                                                 F-10


    Wilshire Palisades Building
    ---------------------------
    Report of Arthur Andersen LLP, Independent Accountants,
    dated June 30, 1998                                                     F-13

    Statement of Revenue and Certain Expenses for the year ended
    June 30, 1997 and for the eleven months ended May 31, 1998              F-14

    Notes to Statement of Revenue and Certain Expenses for the year
    ended June 30, 1997                                                     F-15

(b) Pro Forma Financial Information  (Unaudited)

    Condensed Consolidated Balance Sheet as of June 30, 1998                F-18

    Condensed Consolidated Pro Forma Statement of Income for the twelve
    months ended December 31, 1997                                          F-19

    Condensed  Consolidated  Pro Forma  Statement of Income for the six
    months ended June 30, 1998                                              F-20

    Notes to Condensed Consolidated Pro Forma Financial Statements          F-21



(c) Exhibits
         Exhibit 99.1 - Press release, dated April 27, 1998.

         Exhibit 99.2 - Press release, dated February 25, 1998.

         Exhibit 99.3 - Press release, dated June 9, 1998.

                  CORNERSTONE PROPERTIES INC. AND SUBSIDIARIES
               INFORMATION PURSUANT TO RULE 3-14 OF REGULATION S-X

         MANAGEMENT ASSESSMENT

         Management's assessment of the Properties prior to acquisition includes, but is not limited to, the quality of the tenant base, regional demographics, the competitive environment, operating expenses and local property taxes. In addition, the physical aspect of the Properties, location, condition and quality of design and construction are evaluated. Management also conducts engineering and environmental studies. All factors, when viewed in their entirety, have met management's acquisition criteria. Management is not aware of any material factors relating to the acquisitions other than those discussed above.

         ESTIMATES OF TAXABLE OPERATING INCOME AND
         FUNDS GENERATED FROM OPERATIONS

         No income taxes have been provided because Cornerstone Properties Inc. is taxed as a real estate investment trust under the provisions of the Internal Revenue Code. Accordingly, Cornerstone does not pay Federal income tax whenever income distributed to stockholders is equal to at least 95% of real estate investment trust taxable income and certain other conditions are met.

         The following presents an estimate of cash generated from operations for Cornerstone Properties Inc. for the year ended December 31, 1997 based on the Condensed Consolidated Pro Forma Statement of Income for the twelve months ended December 31, 1997. These estimated results do not purport to present expected results of operations for the Company in the future and were prepared on the basis described in the accompanying notes which should be read in conjunction herewith.


                                        Estimated Cash Generated From Operations
                                        For the year ended December 31, 1997
                                        ------------------------------------
                                                                 (000's)
Pro Forma Net Income                                            $94,453
Plus: Pro Forma Depreciation and Amortization                    56,301
Plus: Unconsolidated Pro Forma Depreciation                       3,506
Plus: Minority interest adjustments                               1,861
Less: Straight line rent adjustment                             (14,595)
                                                               ---------
                                                               $141,526
                                                               ========

                                   SIGNATURES
                                   ----------

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                             CORNERSTONE PROPERTIES INC.
                             (Registrant)

                             By: /s/ John S. Moody
                                 -------------------------------------------
                                 John S. Moody, President and
                                 Chief Executive Officer

                             Date:  August 26, 1998


                             By: /s/ Kevin P. Mahoney
                                 -------------------------------------------
                                 Kevin P. Mahoney, Senior Vice President and
                                 Chief Financial Officer

                             Date:  August 26, 1998

                                One Memorial Drive
                            Cambridge, Massachusetts
                   Statement of Revenues and Certain Expenses

                          Year ended December 31, 1997






                                    Contents

Report of Independent Auditors...............................................F-2
Statement of Revenues and Certain Expenses...................................F-3
Notes to Statement of Revenues and Certain Expenses..........................F-4

                         Report of Independent Auditors

To the Shareholders and Board of Directors
Cornerstone Properties Inc.

We have audited the accompanying Statement of Revenues and Certain Expenses of One Memorial Drive, Cambridge, Massachusetts (the "Property") for the year ended December 31, 1997. This Statement of Revenues and Certain Expenses is the responsibility of the Property's management. Our responsibility is to express an opinion on this Statement of Revenues and Certain Expenses based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Statement of Revenues and Certain Expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Statement of Revenues and Certain Expenses. An audit also includes assessing the basis of accounting used and significant estimates made by management, as well as evaluating the overall presentation of the Statement of Revenues and Certain Expenses. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Statement of Revenues and Certain Expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in Form 8-K of Cornerstone Properties Inc. as described in Note 2, and is not intended to be a complete presentation of the Property's revenues and expenses.

In our opinion, the Statement of Revenues and Certain Expenses referred to above presents fairly, in all material respects, the revenues and certain expenses as described in Note 2 of One Memorial Drive, Cambridge, Massachusetts for the year ended December 31, 1997, in conformity with generally accepted accounting principles.

                                                    /s/ Ernst & Young LLP

Boston, Massachusetts
June 12, 1998

                               One Memorial Drive
                            Cambridge, Massachusetts
                   Statement of Revenues and Certain Expenses




                                                                  For the Three
                                           For the Year               Months
                                              Ended                Ended March
                                            December 31,             31, 1998
                                               1997                (unaudited)
                                         ----------------         --------------

Revenues:
        Rental                             $   11,214,218          $   2,971,750
        Parking                                   888,130                201,699
        Other                                      33,488                 18,075
                                         ----------------         --------------
                                           $   12,135,836          $   3,191,524
                                         ----------------         --------------

Certain expenses:
        Real estate taxes                       1,714,077                429,714
        Other operating expenses                  848,329                266,990
        Repairs and maintenance                   641,643                144,266
        Management fees                           320,027                 75,288
        Utilities                                 277,117                 50,618
        Insurance                                  52,575                 12,671
                                         ----------------         --------------
                                          $     3,853,768          $     979,547
                                         ----------------         --------------
Revenues in excess of certain expenses    $     8,282,068          $   2,211,977
                                         ================         ==============




See accompanying notes.

                               One Memorial Drive
                            Cambridge, Massachusetts
             Notes to the Statement of Revenues and Certain Expenses

                          Year Ended December 31, 1997

1. Business

   The accompanying Statement of Revenues and Certain Expenses relates to the operations of One Memorial Drive, a 351,680 square foot office building located at One Memorial Drive, Cambridge, Massachusetts. Cornerstone Properties Inc. (the "Company") acquired the Property on April 28, 1998.

2. Summary of Significant Accounting Policies

   Basis of Presentation

   The accompanying Statement of Revenues and Certain Expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the Company's Form 8-K. Accordingly, the statement excludes certain revenues and expenses that may not be comparable to those expected to be incurred by the Company in the proposed future operations of the Property. Items excluded consist of interest income, depreciation, amortization, capital expenditures and certain non-operating expenses.

   Use of Estimates

   The preparation of the Statement of Revenues and Certain Expenses in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the Statement of Revenues and Certain Expenses and accompanying notes. Actual results could differ from those estimates.

   Revenue Recognition

   Rental  income   attributable  to  leasing  activities  is  recognized  on  a straight-line basis over the term of the non-cancelable leases.

   Capitalization Policy

   Ordinary repairs and maintenance are expensed as incurred; major replacements and betterments are capitalized.

                               One Memorial Drive
                            Cambridge, Massachusetts
             Notes to the Statement of Revenues and Certain Expenses
                                   (Continued)

2. Summary of Significant Accounting Policies (continued)

   Unaudited Information

   The Statement of Revenues and Certain Expenses for the period from January 1, 1998 through March 31, 1998 is unaudited. In the opinion of management, all adjustments necessary for a fair presentation of such information have been made. The results of operations for this period are not necessarily indicative of future results of operations of the Property.

3. Related Party Transactions

   Management fees of $320,027 for the year ended December 31, 1997 and $75,288 for the period from January 1, 1998 through March 31, 1998 (unaudited) were paid to an affiliate of the prior owner under a property management contract. Included in other operating expenses are allocated expenses of $349,480 for the year ended December 31, 1997 and $106,836 for the period from January 1, 1998 through March 31, 1998 (unaudited), which were paid to affiliates of the prior owners for administrative costs and salary reimbursements under a property management contract. Under the terms of the sale to the Company, the prior management company will continue to manage the property for a term not less than one year from April 28, 1998.

   Rental revenue and escalation income of $117,305 for the year ended December 31, 1997 and $28,845 for the period from January 1, 1998 through March 31, 1998 (unaudited) was received from an affiliate of the former owner under an operating lease.

4. Operating Leases

   The Property leases space to tenants under operating leases which expire at various dates through 2007. In addition to the minimum rentals, certain leases provided for the reimbursement of operating expenses and real estate taxes in excess of fixed bases.

                               One Memorial Drive
                            Cambridge, Massachusetts
            Notes to the Statements of Revenues and Certain Expenses
                                   (Continued)

4. Operating Leases (continued)

   Minimum future rents, including amounts due from an affiliate of the former owners, under the terms of existing lease arrangements are as follows:


                                    Year                           Amount
                                    ----                           ------
                                    1998                      $10,288,630
                                    1999                       10,356,102
                                    2000                        8,272,188
                                    2001                        8,281,452
                                    2002                        7,284,046
                                 Thereafter                    11,835,446
                                                              -----------
                                                              $56,317,864
                                                              ===========


   During 1997, the Property derives a substantial portion of its revenues from certain major tenants who, individually, contribute more than ten percent of total revenue. These major tenants are as follows.


                                                                  Percent of
                                                                Rental Revenue
                                            Percent of         for the 3 Month
                                          Rental Revenue         Period Ended
                                        for the Year Ended      March 31, 1998
                  Tenant                 December 31, 1997        (unaudited)
                  ------                 -----------------        -----------
      Putnam, Hayes & Bartlett, Inc.            20%                   19%
      Sapient Corporation                       17%                   31%
      InterSystems Corporation                  15%                   15%
      David L. Babson & Company                 10%                   12%
                                        --------------------   ----------------
                                                62%                   77%
                                        ====================   ================


   Future minimum rents from non-cancelable leases for these major tenants are 68% of the total of $56,317,864 at December 31, 1997.

                  CALIFORNIA FRONT BUILDING

                  STATEMENT OF REVENUE AND CERTAIN EXPENSES
                  AS OF DECEMBER 31, 1997
                  TOGETHER WITH REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Partners of
California Front Building:

We have audited the accompanying Statement of Revenue and Certain Expenses of California Front Building (the Property) for the year ended December 31, 1997. The Statement of Revenue and Certain Expenses is the responsibility of the Property's management. Our responsibility is to express an opinion on the Statement of Revenue and Certain Expenses based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Statement of Revenue and Certain Expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Statement of Revenue and Certain Expenses. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Statement of Revenue and Certain Expenses. We believe that our audits provide a reasonable basis for our opinion.

The accompanying Statement of Revenue and Certain Expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the Form 8-K to be filed by Cornerstone Properties, Inc. as described in Note 2 and is not intended to be a complete presentation of the Property's revenue and expenses.

In our opinion, the Statement of Revenue and Certain Expenses referred to above presents fairly, in all material respects, the revenue and certain expenses of the Property for the year ended December 31, 1997 in conformity with generally accepted accounting principles.



                                                   /s/ Arthur Andersen LLP


Los Angeles, California
June 30, 1998

                            CALIFORNIA FRONT BUILDING

                    STATEMENT OF REVENUE AND CERTAIN EXPENSES


                                                      Year           Five Months
                                                      Ended             Ended
                                                   December 31,        May 31,
                                                      1997              1998
                                                   -----------       -----------
                                                                     (Unaudited)
REVENUES:
    Office rent                                    $ 5,800,485       $ 2,423,050
    Parking                                            250,202           104,831
    Recoveries                                         615,313           251,427
    Other                                               47,847            17,352
                                                   -----------       -----------
    Total Revenues                                   6,713,847         2,796,660
                                                   -----------       -----------

SPECIFIC OPERATING EXPENSES:
    Building Administration                            399,210           164,971
    General Building and Grounds                       364,556           172,321
    Cleaning                                           404,828           199,919
    Security                                           140,575            60,185
    Energy                                             490,861           174,147
    Maintenance and Repairs                            194,054            57,765
    Parking                                            101,721            48,413
    Property Taxes                                     248,298           102,732
    Insurance and Other                                411,758           173,770
                                                   -----------       -----------

    Total Operating Expenses                         2,755,861         1,154,223
                                                   -----------       -----------

REVENUE IN EXCESS OF CERTAIN EXPENSES              $ 3,957,986       $ 1,642,437
                                                   ===========       ===========






         The accompanying notes are an integral part of this statement.

                        CALIFORNIA FRONT BUILDING COMPANY

                    STATEMENT OF REVENUE AND CERTAIN EXPENSES

                                DECEMBER 31, 1997
                                -----------------

1.   BUSINESS

     Description of Property
     -----------------------

     The accompanying Statement of Revenue and Certain Expenses relates to the operations of California Front Building (the Property). The Property is a commercial building totaling approximately 240,230 rentable square feet located in San Francisco, California.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Basis of Presentation
     ---------------------

     The accompanying Statement of Revenue and Certain Expenses for the year ended December 31, 1997, was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the Form 8-K to be filed by Cornerstone Properties Inc.. The statement is not representative of the actual operations of the Property for the period presented nor indicative of future operations as certain expenses, primarily depreciation, amortization and interest expenses, which may not be comparable to the expenses expected to be incurred in future operations of the Property, have been excluded.

     Revenue and Expense Recognition
     -------------------------------

     Revenue is recognized when due under the terms of the respective office leases. This revenue recognition policy approximates revenue recognition on a straight line basis over the terms of the respective office leases. Parking revenue is recognized as collected.

     Use of Estimates
     ----------------

     The  preparation  of the  Statement  of Revenue  and  Certain  Expenses  in
     conformity  with  generally   accepted   accounting   principles   requires
     management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

3.   RECOVERIES

     The Partnership has entered into tenant leases that provide for tenants to share in the operating expenses and real estate taxes on a pro rata basis, as defined.

4.   FUTURE MINIMUM RENTAL RECEIPTS

     Future minimum rental receipts due on noncancelable operating leases for the Property as of December 31, 1997 were as follows:

                           1998               $  5,738,000
                           1999                  5,540,000
                           2000                  3,192,000
                           2001                  3,191,000
                           2002                  2,248,000
                       Thereafter                1,268,000
                                              ------------
                                              $ 21,177,000
                                              ============


     The above amounts do not include additional rental receipts that will become due as a result of the recovery provisions in the leases. The Property is subject to the usual business risks associated with the collection of the above scheduled rents.

5.   SIGNIFICANT TENANTS

     The three largest tenants of the Property made up 32%, 24% and 16%, respectively of rental income in 1997. The leases for these tenants expire in 2003, 1999 and 2001, respectively.

6.   RELATED PARTY TRANSACTIONS

     During the year ended December 31, 1997, the Property was managed by an affiliated party to the seller. The management fee was approximately $168,000 for 1997. In addition, this party leased space and paid approximately $29,000 of rent in 1997.

              WILSHIRE PALISADES BUILDING

              STATEMENT OF REVENUE AND CERTAIN EXPENSES
              AS OF JUNE 30, 1997
              TOGETHER WITH REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS




To the Owners of
Wilshire Palisades Building:

We have audited the accompanying Statement of Revenue and Certain Expenses of Wilshire Palisades Building (the Property) for the year ended June 30, 1997. The Statement of Revenue and Certain Expenses is the responsibility of the Property's management. Our responsibility is to express an opinion on the Statement of Revenue and Certain Expenses based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Statement of Revenue and Certain Expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Statement of Revenue and Certain Expenses. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Statement of Revenue and Certain Expenses. We believe that our audits provide a reasonable basis for our opinion.

The accompanying Statement of Revenue and Certain Expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the Form 8-K to be filed by Cornerstone Properties, Inc. as described in Note 2 and is not intended to be a complete presentation of the Property's revenue and expenses.

In our opinion, the Statement of Revenue and Certain Expenses referred to above presents fairly, in all material respects, the revenue and certain expenses of the Property for the year ended June 30, 1997 in conformity with generally accepted accounting principles.



                                                   /s/ Arthur Andersen LLP


Los Angeles, California
June 30, 1998

                           WILSHIRE PALISADES BUILDING
                           ---------------------------

                    STATEMENT OF REVENUE AND CERTAIN EXPENSES

                                                          Year     Eleven Months
                                                         Ended         Ended
                                                        June 30,      May 31,
                                                          1997         1998
                                                       ----------  -------------

                                                                     (Unaudited)
REVENUES:
     Rental revenue including operating
          expense recoveries                          $7,619,851      $6,498,673
     Parking                                             504,509         444,737
     Other                                               130,787          34,103
                                                      ----------      ----------

     Total Revenues                                    8,255,147       6,977,513
                                                      ----------      ----------

SPECIFIC OPERATING EXPENSES:
     General Building                                    315,487         302,271
     Building Administration                             413,365         359,794
     Utilities                                           470,692         416,973
     Maintenance and Repairs                             245,776         182,716
     Parking                                              85,402          72,626
     Cleaning                                            180,680         189,830
     Security                                            186,749         190,222
     Insurance                                           166,827         187,714
     Property Taxes                                      423,659         384,604
                                                      ----------      ----------

     Total Operating Expenses                          2,488,637       2,286,750
                                                      ----------      ----------

REVENUE IN EXCESS OF CERTAIN EXPENSES                 $5,766,510      $4,690,763
                                                      ==========      ==========









          The accompanying notes are an integral part of this statement.

                           WILSHIRE PALISADES BUILDING
                           ---------------------------

                    STATEMENT OF REVENUE AND CERTAIN EXPENSES

                                  JUNE 30, 1997
                                  -------------

1.   BUSINESS:

     Description of Property
     -----------------------

     The accompanying Statement of Revenue and Certain Expenses relates to the operations of Wilshire Palisades Building (the Property). The Property is an eleven-story commercial office building, a subterranean parking facility and the land on which they are situated located in Santa Monica, California.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Basis of Presentation
     ---------------------

     The accompanying Statement of Revenue and Certain Expenses for the year ended June 30, 1997 was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the Form 8-K to be filed by Cornerstone Properties Inc.. The statement is not representative of the actual operations of the Property for the period presented nor indicative of future operations as certain expenses, primarily depreciation, amortization and interest expenses, which may not be comparable to the expenses expected to be incurred in future operations of the Property, have been excluded.

    Revenue and Expense Recognition
    -------------------------------

     Revenue is recognized when due under the terms of the respective office leases. This revenue recognition policy approximates revenue recognition on a straight line basis over the terms of the respective office leases. Parking revenue is recognized as collected.

     Use of Estimates
     ----------------

     The  preparation  of the  Statement  of Revenue  and  Certain  Expenses  in
     conformity  with  generally   accepted   accounting   principles   requires
     management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

3.   RECOVERIES

     The Property has entered into tenant leases that provide for tenants to share in the operating expenses and real estate taxes on a pro rata basis, as defined.

4.   FUTURE MINIMUM RENTAL RECEIPTS

     Future minimum rental receipts due on noncancelable operating leases for the Property as of June 30, 1997 were as follows:

                           1998               $  6,568,000
                           1999                  6,922,000
                           2000                  6,862,000
                           2001                  6,633,000
                           2002                  2,649,000
                           Thereafter              447,000
                                              ------------
                                              $ 30,081,000
                                              ============



     The above amounts do not include additional rental receipts that will become due as a result of the recovery provisions in the leases. The Property is subject to the usual business risks associated with the collection of the above scheduled rents.

5.   SIGNIFICANT TENANTS

     For the fiscal year ended June 30, 1997, approximately 55.8 percent of the Property's base rent revenues and operating expense reimbursements were generated by three tenants. The leases for these tenants expire in 2001 and 2002. Another 10% of rental revenue was generated by the base rent and termination fee paid by a tenant who terminated its lease during fiscal year 1997.

6.   RELATED-PARTY TRANSACTIONS

     During the year ended June 30, 1997, the Property was managed by an affiliated party to the seller. The management fee is based on 2-1/2 percent of gross income, including rentals, parking and other revenues. The management fee for the year ended June 30, 1997 was $206,000. The affiliated party also leased office space. During the year ended June 30, 1997, rent under the lease was approximately $94,000.

     During the year ended June 30, 1997, the Property leased office space to another affiliated party of the seller. Rental revenue under this lease was approximately $188,000 for 1997.

                  CORNERSTONE PROPERTIES INC. AND SUBSIDIARIES
                   UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                              FINANCIAL STATEMENTS

The following unaudited condensed consolidated pro forma statements of income give effect to the DIHC Acquisition, Cornerstone's offerings of Common Stock in April 1997 and February 1998, the conversion of Cornerstone's 8% Preferred Stock and 8% Preferred Stock, Series A into Cornerstone Common Stock, Cornerstone's repayment of a $32,500,000 term loan from Deutsche Bank and the acquisition of six properties and sale of one property in 1997 and 1998 as if they had occurred January 1, 1997. A condensed consolidated pro forma balance sheet is not included as the aforementioned transactions occurred before June 30, 1998 and are reflected in the historical condensed consolidated balance sheet.

The pro forma condensed consolidated statements of income are not necessarily indicative of results of operations that would have resulted had the aforementioned transactions been consummated at the date indicated, nor are they intended to project Cornerstone's results of operations for any future period or date. The unaudited pro forma condensed consolidated statements of income should be read in connection with the audited and unaudited financial statements of Cornerstone filed with the Securities and Exchange Commission.

                  CORNERSTONE PROPERTIES INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEET
                               AS OF JUNE 30, 1998
                             (Amounts in thousands)
                                   (UNAUDITED)



                                                         (1)
                                                      Historical
                                                     Cornerstone
                                                     -----------
Assets
     Real estate investments                          $2,549,865
     Less: Accumulated depreciation                      256,003
                                                     -----------
     Real estate investments, net                      2,293,862
     Other assets                                        183,007
                                                     -----------
     Total assets                                     $2,476,869
                                                     ===========
Liabilities
     Long term debt                                   $  849,196
     Other liabilities                                   138,774
                                                     -----------
     Total liabilities                                   987,970
                                                     -----------

Minority interest in operating partnership                55,934
Minority interest in real estate joint ventures           15,015

Stockholders' investment                               1,417,950
                                                     -----------
Total Liabilities and Stockholders' investment        $2,476,869
                                                     ===========









         The accompanying notes are an integral part of this statement


                                            CORNERSTONE PROPERTIES INC. AND SUBSIDIARIES
                                        CONDENSED CONSOLIDATED PRO FORMA STATEMENT OF INCOME
                                            FOR THE TWELVE MONTHS ENDED DECEMBER 31, 1997
                                            (Amounts in thousands, except per share data)
                                                             (UNAUDITED)





                                                                          (2)
                                                      Historical        Property          Other           Pro Forma
                                                      Cornerstone     Transactions     Adjustments       Cornerstone
                                                      --------------------------------------------------------------
Revenues
       Office and parking rentals                       $ 159,828      $ 160,371       $    -             $ 320,199
       Equity in earnings of unconsolidated entities          -           (2,540)           -                (2,540)
       Interest and other income                           14,083         23,948         (7,486) (3)         30,545
                                                      --------------------------------------------------------------
           Total Revenues                                 173,911        181,779         (7,486)            348,204
                                                      --------------------------------------------------------------

Expenses
       Building operating expenses                         61,522         57,484            -               119,006
       Interest expense                                    33,977         30,306         (1,234) (4)         63,049
       Depreciation and amortization                       30,978         25,323            -                56,301
       General and administrative                           7,564            -              -                 7,564
                                                      --------------------------------------------------------------
           Total Expenses                                 134,041        113,113         (1,234)            245,920
                                                      --------------------------------------------------------------

Other income (expenses)
      Net gain on interest rate swap                           99            -              -                    99
      Minority interest in operating partnership              -              -           (3,745) (5)         (3,745)
      Minority interest in real estate joint ventures      (2,368)        (1,762)           -                (4,130)
                                                      --------------------------------------------------------------
Income (loss) before extraordinary loss                    37,601         66,904         (9,998)             94,507
Extraordinary Loss                                            (54)           -              -                   (54)
                                                      --------------------------------------------------------------
Net Income (Loss)                                          37,547         66,904         (9,998)             94,453
Preferred Dividends                                        10,160            -           (6,660) (6)          3,500
                                                      --------------------------------------------------------------
Income available for Common Stockholders                $  27,387      $  66,904       $ (3,338)          $  90,953
                                                      ==============================================================

Income Before Extraordinary
Loss per Share                                          $    0.63                                         $    0.90
                                                      ===========                                         =========
Income per Share (Basic and Diluted)                    $    0.63                                         $    0.90
                                                      ===========                                         =========
Weighted Shares Outstanding-Basic                          43,572                                           100,681
                                                      ===========                                         =========
Weighted Shares Outstanding-Diluted                        43,808                                           100,917
                                                      ===========                                         =========







                                    The accompanying notes are an integral part of this statement





                                            CORNERSTONE PROPERTIES INC. AND SUBSIDIARIES
                                        CONDENSED CONSOLIDATED PRO FORMA STATEMENT OF INCOME
                                               FOR THE SIX MONTHS ENDED JUNE 30, 1998
                                            (Amounts in thousands, except per share data)
                                                             (UNAUDITED)



                                                                           (7)
                                                        Historical      Property         Other            Pro Forma
                                                        Cornerstone   Transactions    Adjustments        Cornerstone
                                                        ------------------------------------------------------------
Revenues
       Office and parking rentals                       $ 156,540      $  10,292       $    -             $ 166,832
       Equity in earnings of unconsolidated entities       (2,688)           -              -                (2,688)
       Interest and other income                           14,194            455           (423) (8)         14,226
                                                        ------------------------------------------------------------
           Total Revenues                                 168,046         10,747           (423)            178,370
                                                        ------------------------------------------------------------
Expenses
       Building operating expenses                         56,917          3,144            -                60,061
       Interest expense                                    31,667          2,225         (2,334) (9)         31,558
       Depreciation and amortization                       26,859          1,999            -                28,858
       General and administrative                           5,544            -              -                 5,544
                                                        ------------------------------------------------------------
           Total Expenses                                 120,987          7,368         (2,334)            126,021
                                                        ------------------------------------------------------------

Other income (expenses)
      Loss on sale of real estate assets                   (2,197)         1,985            -                  (212)
      Minority interest in operating partnership             (646)           -           (2,028)(10)         (2,674)
      Minority interest in real estate joint ventures      (2,210)           -              -                (2,210)
                                                        ------------------------------------------------------------
Net Income (Loss)                                          42,006          5,364           (117)             47,253
Preferred Dividends                                         1,750            -              -                 1,750
                                                        ------------------------------------------------------------
Income available for Common Stockholders                $  40,256      $   5,364       $   (117)          $  45,503
                                                        ============================================================

Income per Share                                        $    0.42                                         $    0.45
                                                        =========                                         =========
Diluted Income per Share                                $    0.42                                         $    0.45
                                                        =========                                         =========
Weighted Shares Outstanding-Basic                          96,653                                           101,411
                                                        =========                                         =========
Weighted Shares Outstanding-Diluted                        96,984                                           101,742
                                                        =========                                         =========




                                    The accompanying notes are an integral part of this statement


                  CORNERSTONE PROPERTIES INC. AND SUBSIDIARIES
                    NOTES TO PRO FORMA CONDENSED CONSOLIDATED
                              FINANCIAL STATEMENTS

(1) A condensed consolidated pro forma balance sheet is not included as the pro forma transactions occurred before June 30, 1998 and are reflected in the historical condensed consolidated balance sheet.

(2) To reflect the historical operations and pro forma adjustments for interest and depreciation expense of the following properties for the periods indicated:


     Property                           Period                  Date Purchased
     ------------------------           ------------------      --------------
     DIHC Acquisition                   1/1/97-10/26/97         10/27/97
     527 Madison Avenue                 1/1/97-2/13/97          2/14/97
     Sixty State Street                 1/1/97-12/30/97         12/31/97
     Corporate 500 Centre               1/1/97-12/31/97         1/29/98
     One Memorial Drive                 1/1/97-12/31/97         4/28/98
     201 California Street              1/1/97-12/31/97         6/3/98
     Wilshire Palisades                 1/1/97-12/31/97         6/3/98


     In addition, this reflects the elimination of income and expenses from the Frick building from 1/1/97 to 12/31/97. The Frick building is assumed to have been sold 1/1/97.

     The pro forma adjustments for depreciation and interest expense are based on the following assumptions:

     The depreciable real estate assets of the property acquisitions are being depreciated on a straight-line basis over a 40 year useful life. 20% of the real estate value has been allocated to land.

     Details of the debt assumed or used in financing the property acquisitions are as follows:


                                         Fair market            Weighted average
     Property                           Value of debt             Interest rate
     -------------------------     -----------------------      ----------------
     DIHC Acquisition                   $250,000,000                 7.45%
     Sixty State Street                  $89,629,000                 6.84%
     Corporate 500 Centre                $80,000,000                 6.63%
     201 California Street               $33,292,000                 6.70%
     Wilshire Palisades                  $31,319,000                 6.70%


(3) To eliminate interest income (5.5% average interest rate) earned on cash proceeds from Cornerstone's April, 1997 common stock offering presumed to be utilized to fund Property acquisitions

(4) To reflect the elimination of interest expense for the repayment of a $32,500,000 loan from Deutsche Bank in March 1997, as if it had occurred on January 1, 1997 and the elimination of all interest expense related to temporary credit line financing used in the property acquisitions. Credit line financing was obtained at an average rate of 6.9%.

(5) To reflect the pro forma minority unitholders' weighted interest (3.95%) in the operating partnership's net income for the year ended December 31, 1997.

(6) To reflect the conversion of Cornerstone's 8% Preferred Stock and 8% Preferred Stock, Series A into 11,482,760 common shares as if it had occurred on January 1, 1997.

(7) To reflect the historical operations and pro forma adjustments for interest and depreciation expense of the following properties for the periods indicated:


     Property                           Period                  Date Purchased
     -------------------------     -----------------------      ----------------
     Corporate 500 Centre               1/1/98-1/28/98          1/29/98
     One Memorial Drive                 1/1/98-4/27/98          4/28/98
     201 California Street              1/1/98-6/2/98           6/3/98
     Wilshire Palisades                 1/1/98-6/2/98           6/3/98


     In addition, this reflects the elimination of income and expenses from the Frick building from 1/1/98 to 4/23/98. The Frick building is assumed to have been sold 1/1/97.

     The pro forma adjustments for depreciation and interest expense are based on the following assumptions:

     The depreciable real estate assets of the property acquisitions are being depreciated on a straight-line basis over a 40 year useful life. 20% of the real estate value has been allocated to land.

     Details of the debt assumed or used in financing the property acquisitions are as follows:


                                         Fair market            Weighted average
     Property                           Value of debt            Interest rate
     -------------------------     -----------------------      ----------------
     Corporate 500 Centre               $80,000,000                   6.63%
     201 California Street              $33,292,000                   6.70%
     Wilshire Palisades                 $31,319,000                   6.70%


(8) To eliminate interest income (5.5% average interest rate) earned on cash proceeds from Cornerstone's February, 1998 common stock offering presumed to be utilized to fund Property acquisitions.

(9) To reflect the elimination of interest expense and deferred finance amortization related to temporary credit line financing used in the property acquisitions. Credit line financing was obtained at an average rate of 6.9%.

(10) To reflect the pro forma minority unitholders' weighted interest (3.93%) in the operating partnership's net income for the six months ended June 30, 1998.

                                                                  EXHIBIT 99.1

                                         Cornerstone Properties Inc.
                                         126 East 56th Street
                                         New York, NY  10022
                                         (NYSE: CPP)




AT CORNERSTONE PROPERTIES                AT THE FINANCIAL RELATIONS BOARD
-------------------------                --------------------------------

Kevin P. Mahoney                         Julie Gottlieb   Stephanie Mishra
Chief Financial Officer                  (General Info)   (Analyst Info)
(212) 605-7101                           (212) 661-8030   (415) 986-1591

Karin Mass                               Judith Sylk-Siegel
VP, Investor Relations                   (Media Info)
(212) 605-7113                           (212) 661-8030


FOR IMMEDIATE RELEASE
---------------------
April 27, 1998

                           CORNERSTONE PROPERTIES INC.
                 TO ACQUIRE ONE MEMORIAL DRIVE IN CAMBRIDGE, MA

New York, NEW YORK (April 27, 1998) -- Cornerstone Properties Inc. (NYSE:CPP) announced it has reached a definitive agreement for the acquisition of a 100% fee interest in One Memorial Drive, the premier office building in Boston's prestigious Cambridge sub-market, for $111.3 million. The Company will finance the acquisition with the issue of $60 million in common stock and $29 million of UPREIT units. The remaining $22.3 million will be funded through the Company's credit facility with BT Alex Brown and Chase Manhattan Bank. The partnership between developer Congress Group Ventures, David A. Gardiner and PRISA II, a fund managed by Prudential Real Estate Investors that currently owns One Memorial Drive, will be dissolved after the transfer of the property to Cornerstone; and the individual partners will become Cornerstone unitholders/shareholders.

The property has a unique situation on the banks of the Charles River, immediately adjacent to the Massachusetts Institute of Technology (MIT). Completed in 1987, the building is 17 stories high with 353,000 square feet of net rentable area and includes 450 parking spaces. With a distinctive five-sided shape, the building is of first-class quality and design. Each floor offers unobstructed views of both the Charles River and the Back Bay's Financial District. It is 99% leased to high- quality tenants with a popular restaurant located in the building's lobby. The building serves as the headquarters of Sapient Corporation, a respected information technology consultancy and software development company.

Commenting on the acquisition, Barry McGowan, Cornerstone Properties' Chief Investment Officer said, "This acquisition is a tremendous complement to our existing portfolio. It further establishes Cornerstone as the owner of some of the highest quality office buildings in Boston's premier urban sub-markets: the Financial District (Sixty State Street and 125 Summer Street), the Back Bay (500 Boylston Street and 222 Berkeley Street) and now Cambridge. This was a typical Cornerstone deal: we had identified One Memorial Drive as an acquisition target prior to the ownership's decision to sell. We entered into negotiations before the deal became widely marketed and the attractiveness of Cornerstone currency allowed us to negotiate an agreement that will provide accretive returns."

Roger Pratt, Portfolio Manager for PRISA II, added, "While PRISA II has completed property-for-stock transactions with hotel and apartment companies, this is PRISA II's first such transaction with an office REIT. We are attracted to the high quality of Cornerstone's portfolio, and are confident that the investment in Cornerstone stock will produce attractive returns for PRISA II investors."

Cornerstone Properties Inc. is a self-administered equity real estate investment trust (REIT) investing exclusively in Class A quality office properties in prime locations in major metropolitan areas and central business districts. The Company, through its subsidiaries, currently owns 19 Class A quality office properties throughout the United States totaling 10.9 million rentable square feet. Headquartered in New York City, the Company's stock is traded on the New York Stock Exchange under the ticker symbol CPP.


With the exception of the historical information contained in the release, the matters described herein contain forward-looking statements that are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve a number of risks, uncertainties or other factors beyond the Company's control which may cause material differences in actual results, performance or other expectations. These factors include, but are not limited to, those detailed in the Company's registration statement and periodic reports filed with the Securities & Exchange Commission.

      For more information on Cornerstone Properties via fax at no charge, please dial 1-800-PRO-INFO and enter ticker symbol CPP or visit Cornerstone Properties' web site at http://www.cstoneprop.com

                                       ###

                                                                  EXHIBIT 99.2

                                         Cornerstone Properties Inc.
                                         126 East 56th Street
                                         New York, NY  10022
                                         (NYSE: CPP)




AT CORNERSTONE PROPERTIES                AT THE FINANCIAL RELATIONS BOARD
-------------------------                --------------------------------

Rod Dimock                               Julie Gottlieb   Stephanie Mishra
Chief Operating Officer                  (General Info)   (Analyst Info)
(212) 605-7114                           (212) 661-8030   (415) 986-1591

Karin Mass                               Judith Sylk-Siegel
VP, Investor Relations                   (Media Info)
(212) 605-7113                           (212) 661-8030
986-1591      (212) 661-8030


FOR IMMEDIATE RELEASE
---------------------
February 25, 1998

                CORNERSTONE PROPERTIES INC. ACQUIRES INTEREST IN
                        TWO CALIFORNIA OFFICE PROPERTIES

           Acquisitions Provide Entree into Target California Markets

New York, NEW YORK (February 25, 1998) -- Cornerstone Properties Inc. (NYSE:CPP) announced today that it has signed a Letter of Intent to purchase a joint venture interest in two Class A office buildings for just under $60 million. The remaining owners, Dutch investment group Noro and California real estate manager and developer Bill Tooley, will have the right to convert their remaining interest into UPREIT units. Tooley & Company, which originally developed the properties, will continue to manage and lease each building. The terms of the pending transaction were not disclosed.

The properties, Wilshire Palisades and 201 California Street, are both first class office buildings in two highly sought after California submarkets with significant barriers to entry, consistent with the Company's acquisition criteria.

Wilshire Palisades is an irreplaceable Class A, eleven-story office tower located in Santa Monica, California with unobstructed views of both the Pacific Ocean and the Santa Monica Mountains. It comprises 186,320 square feet of net rentable area and is 99.7% leased to highly regarded tenants. Wilshire Palisades consistently commands the highest rental rates in the Los Angeles area.

201 California Street is a seventeen-story office tower located in the heart of the San Francisco Financial District, regarded by many as the strongest Central Business District market in the country. The building comprises 229,825 square feet of office space and 10,405 square feet of retail space and is 100% leased. The investment offers significant upside potential as all of the existing below-market leases expire between the end of 1999 and 2003.

These acquisitions provide Cornerstone Properties Inc. with an immediate presence in two key target markets, consistent with the Company's long-term strategy of becoming the premier national office REIT. Both the Noro and Tooley entities have similar conservative long-term goals and objectives as the Company. Chairman and CEO of Cornerstone Properties Inc., Mr. John Moody, commented, "This acquisition fits well with our relationship-based investment strategy as well as providing us with an initial presence in the California marketplace."

Cornerstone Properties Inc. is a self-administered equity real estate investment trust (REIT) investing exclusively in Class A quality office properties in prime locations in major metropolitan areas and central business districts. The Company, through its subsidiaries, currently owns 19 Class A quality office properties throughout the United States totaling 10.9 million rentable square feet. Headquartered in New York City, the Company's stock is traded on the New York Stock Exchange under the ticker symbol CPP.

With the exception of the historical information contained in the release, the matters described herein contain forward-looking statements that are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve a number of risks, uncertainties or other factors beyond the Company's control which may cause material differences in actual results, performance or other expectations. These factors include, but are not limited to, those detailed in the Company's registration statement and periodic reports filed with the Securities & Exchange Commission.

                                       ###

  For more information on Cornerstone Properties via fax at no charge, please dial 1-800-PRO-INFO and enter ticker symbol CPP or visit Cornerstone Properties' Web site at http://www.cstoneprop.com

                                                                  EXHIBIT 99.3

                                         Cornerstone Properties Inc.
                                         126 East 56th Street
                                         New York, NY  10022
                                         (NYSE: CPP)




AT CORNERSTONE PROPERTIES                AT THE FINANCIAL RELATIONS BOARD
-------------------------                --------------------------------

Rod Dimock                               Julie Gottlieb   Stephanie Mishra
President, COO                           (General Info)   (Analyst Info)
(212) 605-7114                           (212) 661-8030   (415) 986-1591

Karin Mass                               Judith Sylk-Siegel
VP, Investor Relations                   (Media Info)
(212) 605-7113                           (212) 661-8030


FOR IMMEDIATE RELEASE
---------------------
June 9, 1998

                   CORNERSTONE PROPERTIES INC. CLOSES ON 100%
            FEE SIMPLE INTEREST IN TWO CALIFORNIA OFFICE PROPERTIES

      Previously Announced Joint Venture Stake Increased to 100% Ownership

New York, NEW YORK (June 9, 1998) -- Cornerstone Properties Inc. (NYSE: CPP) announced today that it had closed on a 100% fee interest in two Class A office buildings from Dutch investment group Noro and a partnership controlled by California real estate manager and developer Bill Tooley. The closing was accomplished via assumption of debt, use of cash and the exchange of UPREIT units.

The Company had initially announced in late February that it had entered into negotiations for the purchase of a joint venture interest in both buildings. The properties, Wilshire Palisades and 201 California Street, are both first class office buildings in two highly sought-after California submarkets with significant barriers to entry, consistent with the Company's acquisition criteria.

Cornerstone Properties Inc. is a self-administered equity real estate investment trust (REIT) investing exclusively in Class A quality office properties in prime locations in major metropolitan areas and central business districts. The Company, through its subsidiaries, currently owns 21 Class A quality office properties throughout the United States totaling approximately 11.5 million rentable square feet. Headquartered in New York City, the Company's stock is traded on the New York Stock Exchange under the ticker symbol CPP.

With the exception of the historical information contained in the release, the matters described herein contain forward-looking statements that are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve a number of risks, uncertainties or other factors beyond the Company's control which may cause material differences in actual results, performance or other expectations. These factors include, but are not limited to, those detailed in the Company's registration statement and periodic reports filed with the Securities & Exchange Commission.

                                       ###

           To receive more information on Cornerstone Properties, via fax at no charge, dial 1-800-PRO-INFO
   and enter ticker symbol CPP, or visit Cornerstone Properties' web site at
                               www.cstoneprop.com